Airspan

PRESS RELEASE

Airspan Enters Into Financing Agreement With Oak Investment Partners

$29 Million Gross Proceeds Upon Sale of Preferred Stock

BOCA RATON, Florida – July 31, 2006 – Airspan Networks, Inc., (NASDAQ: AIRN), announced today that it has entered into Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated July 28, 2006, with Oak Investment Partners XI, Limited Partnership ("Oak") under which the Company intends to sell to Oak:

* 100,000 shares of newly designated Series B Preferred Stock in exchange for $29 million of cash; and
* up to 100,690 shares of Series B Preferred Stock in exchange for the 73,000 shares of the Company's Series A Preferred Stock currently held by Oak.

Oak is currently the sole registered holder of the Company's Series A Preferred Stock, which was issued to Oak in September 2004 for $29.2 million.

Each share of Series B Preferred Stock will initially be convertible into 100 shares of the Company's common stock, entitled to 81 votes on all matters submitted to a vote of the holders of the Company's common stock, entitled to participate in dividends declared with respect to the common stock as if converted, and entitled to a liquidation preference equal to $290 per share upon the occurrence of certain events. The Company's Series A Preferred Stock has comparable terms but with a higher liquidation preference, $400 per share.

Eric Stonestrom, Airspan's President and Chief Executive Officer, stated that "whether you value this proposed transaction based upon Oak's offered cash price per share of Series B Preferred Stock and/or the estimated common stock equivalent value of the Series A Preferred Stock, the Stock Purchase Agreement has pricing terms that we believe are favorable to the Company." On July 28, 2006, the closing price of the Company's common stock was $1.91 per share.

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"We are extremely pleased by Oak's ongoing commitment to Airspan and look forward to continuing to build upon a great working relationship," said Mr. Stonestrom. "The added liquidity from this financing should provide us with the financial flexibility to fully pursue our business plan."

Bandel Carano, a Managing Partner at Oak, commented: "We continue to be impressed with the fundamentals and growth prospects of Airspan's business. WiMAX is changing the wireless paradigm and Airspan's leadership in terms of technology and market position is compelling."

The closing of the transaction is subject to a number of material conditions and uncertainties, including: the approval of the transactions contemplated by the Purchase Agreement by holders of a majority of the Company's common stock that vote (excluding any shares held by Oak or its affiliates); there being no change to the business, financial condition or operations of the Company that is or could have a material adverse effect on the Company's condition (financial or other), business, properties or results of operations; NASDAQ's indication that it will not object to the transactions contemplated by the Purchase Agreement; the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and other customary conditions. The Company intends to organize a meeting of its shareholders in the near future for the purpose of seeking the required shareholder approvals.

Upon the closing of the transaction, Oak would purchase 100,000 shares of Series B Preferred Stock in exchange for its $29 million cash investment (the "Cash Shares"), and 1.379 shares of Series B Preferred Stock for each share of Series A Preferred Stock transferred to the Company at closing (the "Exchange Shares"). Assuming Oak transfers to the Company 73,000 shares of Series A Preferred Stock held by Oak today, Oak will receive 100,690 Exchange Shares. Oak has agreed to convert into common stock any shares of Series A Preferred Stock it elects to transfer to third parties prior to the closing of the transaction.

The Purchase Agreement may be terminated by the Company and Oak at any time by mutual agreement. The Purchase Agreement may also be terminated by either the Company or Oak (i) in the event the Company's shareholders do not approve the transactions contemplated by the Purchase Agreement or (ii) if the closing does not close on or before October 31, 2006 (provided that the right to terminate the Purchase Agreement will not be available to any party whose failure to fulfill any obligation under the Purchase Agreement has been the primary cause of the failure of the transactions contemplated by this Agreement to occur on or before such

date). The Purchase Agreement may also be terminated by Oak if, among other things, the Company breaches certain of its covenants under the Agreement or suffers a material adverse effect with respect to, its condition (financial or other), business, properties or results of operations.

The Company will file a Form 8-K that contains additional information regarding the Purchase Agreement and the Series B Preferred Stock.

About Airspan Networks Inc.

Airspan Networks provides fixed and wireless voice and data systems and solutions, including Voice Over IP (VoIP). Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes offerings compliant with the new WiMAX 802.16-2004 standard, and software upgradeability to 802.16e from the time the WiMAX products are introduced. Airspan is on the Board and a founder member of the WiMAX Forum. Through its newly acquired Radionet division, the company also offers 802.11-based metrozone networks and applications for various enterprise vertical markets. The Company has deployments with more than 350 operators in more than 100 countries. Airspan's wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan's new AS.Tone VoIP system is a carrier class, turnkey solution that provides carriers with Class 4, Class 5 and IP-Centrex solutions and has a Softswitch and Gateways supporting SIP/H323 and SIP. AS.Tone's design provides customers, carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

About Oak Investment Partners

Oak Investment Partners is a multi-stage venture capital firm with a total of $8.4 billion in committed capital. The primary investment focus is on high growth opportunities in communications, information technology, internet new media, financial services information technology, healthcare services and consumer retail. Over a 28-year history, Oak has achieved a strong track record as a stage-independent investor funding more than 435 companies at key points in their lifecycle. Oak has been involved in the formation of companies, funded spinouts of operating divisions and technology assets, and provided growth equity to mid- and late-stage private businesses and to public companies through PIPE investments. Oak has helped innovators exploit new business opportunities and anticipate trends through long-term relationships that endure the changing economic landscape. Our accomplishments can be best recognized through the success of our companies and the ability to deliver consistent performance over time.

More information on Oak can be found at http://http://www.oakinv.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from

those set forth in the forward-looking statements. These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs and (v) the potential loss of Axtel and Yozan as large customers; (vii) the possibility that Yozan will materially delay or cancel future equipment orders; or (viii) our inability to cancel certain component orders and/or use or sell any excess inventory we accumulate as a result of the Yozan contract amendment. The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year December 31, 2005 and its Form 10-Q for the quarter ended April 2, 2006. You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release. We do not assume any obligation to update any forward-looking statements..

For media or Investment inquiries, contact:
Airspan Networks:
Peter Aronstam
Chief Financial Officer
Tel: +1 561 893-8682
Fax: +1561 893-8681
Email: paronstam@airspan.com